FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2026

Q1 YoY Revenue Growth of 8%; Q1 YoY Net Revenue Growth of 4%
Q1 YoY Digital Transformation Net Revenue Growth of 9%; Two-Year Digital Transformation Net Revenue Growth Stack of 26%
Q1 EPS of $(0.05); Q1 Adjusted EPS Growth YoY of 31% to $0.17
Q1 Net Loss Attributable to Stagwell Inc. Common Shareholders of $13 million; Q1 Adjusted EBITDA Growth YoY of 9% to $90 million
YoY Increase in Cash Flow from Operations of $34 million
Record Net New Business of $141 million in Q1; LTM Net New Business of $486 million
Reiterate Guidance for 2026 of Total Net Revenue Growth of 8% to 12%; Adjusted EBITDA of $475 million to $525 million; Free Cash Flow Conversion of 50% to 60%

New York, NY, April 30, 2026 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three months ended March 31, 2026.

FIRST QUARTER RESULTS:

•Q1 Revenue of $704 million, an increase of 8% versus the prior year period;
•Q1 Net Revenue of $585 million, an increase of 4% versus the prior year period, in-line with budget;
•Q1 Digital Transformation Net Revenue of $97 million, an increase of 9% versus the prior year period;
•Two-Year Net Revenue Growth Stack for Digital Transformation of 26%, Two-Year Organic Net Revenue Growth Stack for Digital Transformation of 22%;
•Q1 Net Loss attributable to Stagwell Inc. Common Shareholders of $13 million versus $3 million in the prior year period;
•Q1 Adjusted EBITDA of $90 million, an increase of 9% versus the prior year period;
•Q1 Adjusted EBITDA Margin of 15% on net revenue;
•Q1 Loss Per Share Attributable to Stagwell Inc. Common Shareholders of $(0.05) versus $(0.04) in the prior year period;
•Q1 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.17 versus $0.13 in the prior year period;

•YTD Net Cash used in Operating Activities of $26 million versus $60 million in the prior year period;
•Net new business of $141 million in the first quarter, last twelve-month net new business of $486 million
See “Non-GAAP Financial Measures” below for explanations and reconciliations of the Company’s non-GAAP financial measures.

“Stagwell continues to be on a path for a great 2026, bolstered by record new wins, its first government contracts, and its pivot to delivering agentic applications for the marketing industry,” said Mark Penn, Chairman and CEO of Stagwell. “On a two-year stack, our Digital Transformation segment is accelerating to 22% organic net revenue growth as we apply AI to drive industry-leading results for our clients.”

Ryan Greene, Chief Financial Officer, commented: “At the same time as we expanded our top and bottom lines, we controlled costs to grow adjusted EBITDA 9% year-over-year to $90 million, landed a positive outlook from a ratings agency, and shrunk our share count to under 250 million as we grew our adjusted EPS by 31% to $0.17. We remain firmly on course to deliver our full-year and free cash flow conversion guidance.”

Financial Outlook
2026 financial guidance is reiterated as follows:
•Total Net Revenue growth of 8% to 12%
•Adjusted EBITDA of $475 million to $525 million
•Free Cash Flow Conversion of 50% to 60%
•Adjusted EPS of $0.98 - $1.12
•Guidance includes anticipated impact from acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2026 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Video Webcast
Management will host a video webcast on Thursday, April 30, 2026, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three months ended March 31, 2026. The video webcast will be accessible at https://edge.media-server.com/mmc/p/rb7nnuq2/. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 45+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Lena Petersen
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Net Revenue: “Organic net revenue growth” and “Organic net revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s current period reported revenue as the impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present an amount equal to the entity’s current year net revenue for the same period during which we didn’t own the entity in the prior year as the impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income (loss) attributable to Stagwell Inc. common shareholders excluding non-operating income or expense to achieve operating income (loss), plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, impairment and other losses, and other items. Other items primarily includes restructuring, certain system implementation, working capital administrative fees and acquisition-related expenses. Adjusted EBITDA for our reportable segments is reconciled to Operating Income (Loss), as Net Income (Loss) is not a relevant reportable segment financial metric.

(4) Adjusted Diluted EPS: is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income (loss) attributable to Class C shareholders, excluding the impact of amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items (as defined above), based on total consolidated amounts, then allocated to Stagwell Inc. common shareholders and Class C shareholders, based on their respective income allocation percentage using a normalized effective income tax rate divided by (ii) the diluted weighted average shares outstanding. The diluted weighted average shares outstanding is calculated as (a) the diluted weighted average number of common shares outstanding plus (b) the shares of Class C Common Stock as if converted to shares of Class A Common Stock if not included because they were anti-dilutive.
(5) Free Cash Flow: defined as consolidated net cash flow from operations less cash outflow from capital expenditures and capitalized software, excluding material nonrecurring capital purchases. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated and actual operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “ability,” “aim,” “anticipate,” “assume,” “believe,” “better,” “build,” “consider,” “continue,” “could,” “develop,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “forecast,” “future,” “grow,” “guidance,” “improve,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “outlook,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•risks associated with international, national and regional unfavorable economic conditions, including the effect of changing tariffs and other trade policies, inflation and other macroeconomic factors that could affect the Company or its clients;
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests, deferred acquisition consideration and profit interests;
•the Company’s ability to manage its growth effectively;
•the Company’s ability to identify and complete acquisitions or other strategic transactions that complement and expand the Company’s business capabilities and successfully integrate newly acquired businesses into the Company’s operations, retain key employees, and realize cost savings, synergies and other related anticipated benefits within the expected time period;
•the Company’s ability to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that recent or future changes in tax laws, potential changes to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;

•adverse tax consequences in connection with the business combination that formed the Company in August 2021, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s ability to maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other economic and geopolitical tensions (such as the ongoing military conflicts in Iran and the Middle East, and between Russia and Ukraine), terrorist activities, natural disasters, public health events, and tariff and trade policies;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risks factors, the additional risk factors outlined under the caption “Risk Factors” in this Form 10-K, and in the Company’s other filings with the Securities and Exchange Commission (the“SEC”) which are accessible on the SEC’s website at www.sec.gov.

SCHEDULE 1
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$704,143	$651,740
Operating expenses
Cost of services	459,531	412,087
Office and general expenses	190,639	179,362
Depreciation and amortization	44,331	42,006
	694,501	633,455
Operating Income	9,642	18,285
Other income (expenses):
Interest expense, net	(23,266)	(23,356)
Foreign exchange, net	(3,021)	1,220
Other, net	(69)	249
	(26,356)	(21,887)
Loss before income taxes and equity in earnings of non-consolidated affiliates	(16,714)	(3,602)
Income tax (benefit) expense	(2,888)	1,722
Loss before equity in earnings of non-consolidated affiliates	(13,826)	(5,324)
Equity in loss of non-consolidated affiliates	(121)	(1)
Net loss	(13,947)	(5,325)
Net loss attributable to noncontrolling and redeemable noncontrolling interests	974	2,408
Net loss attributable to Stagwell Inc. common shareholders	$(12,973)	$(2,917)
Loss per common share:
Basic	$(0.05)	$(0.03)
Diluted	$(0.05)	$(0.04)
Weighted average number of common shares outstanding:
Basic	250,766	112,088
Diluted	250,766	263,737

SCHEDULE 2
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended March 31, 2025	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Three Months Ended March 31, 2026	Organic	Total

Marketing Services	$215,174	$2,637	$(876)	$641	$2,402	$217,576	0.3%	1.1%
Digital Transformation	88,504	(134)	3,227	4,912	8,005	96,509	5.6%	9.0%
Media & Commerce	146,188	2,358	1,965	(1,016)	3,307	149,495	(0.7)%	2.3%
Communications	90,981	739	240	4,814	5,793	96,774	5.3%	6.4%
The Marketing Cloud	25,155	1,468	—	(124)	1,344	26,499	(0.5)%	5.3%
Corporate, eliminations and other	(1,815)	—	—	(414)	(414)	(2,229)	22.8%	NM
	$564,187	$7,068	$4,556	$8,813	$20,437	$584,624	1.6%	3.6%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 3
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2026

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$250,778	$101,466	$174,511	$153,102	$26,515	$(2,229)	$704,143
Billable costs	33,202	4,957	25,016	56,328	16	—	119,519
Net revenue	217,576	96,509	149,495	96,774	26,499	(2,229)	584,624

Staff costs	132,189	64,567	97,225	56,950	16,803	12,452	380,186
Administrative costs	22,732	6,388	23,173	12,747	5,190	4,132	74,362
Unbillable and other costs, net	17,680	123	13,682	2,024	6,882	—	40,391
Adjusted EBITDA (1)	44,975	25,431	15,415	25,053	(2,376)	(18,813)	89,685

Stock-based compensation	5,003	1,037	1,144	2,397	115	4,552	14,248
Depreciation and amortization	12,482	5,848	7,915	6,858	6,728	4,500	44,331
Deferred acquisition consideration	—	3,153	7,101	—	—	—	10,254
Other items, net (1)	2,823	1,343	3,159	1,413	656	1,816	11,210
Operating income (loss)	$24,667	$14,050	$(3,904)	$14,385	$(9,875)	$(29,681)	$9,642

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 4
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$247,996	$90,887	$160,422	$129,088	$25,162	$(1,815)	$651,740
Billable costs	32,822	2,383	14,234	38,107	7	—	87,553
Net revenue	215,174	88,504	146,188	90,981	25,155	(1,815)	564,187

Staff costs	127,889	59,227	94,948	58,312	17,337	10,549	368,262
Administrative costs	26,654	5,441	22,413	12,996	5,657	237	73,398
Unbillable and other costs, net	16,404	762	15,495	2,081	5,492	—	40,234
Adjusted EBITDA (1)	44,227	23,074	13,332	17,592	(3,331)	(12,601)	82,293

Stock-based compensation	2,481	1,387	1,323	1,033	211	5,108	11,543
Depreciation and amortization	14,314	5,445	7,148	6,596	5,058	3,445	42,006
Deferred acquisition consideration	2,583	3,280	(1,282)	1,213	863	—	6,657
Other items, net (1)	(2,543)	226	3,931	409	114	1,665	3,802
Operating income (loss)	$27,392	$12,736	$2,212	$8,341	$(9,577)	$(22,819)	$18,285

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

SCHEDULE 5
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended March 31, 2026

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(12,973)	$56,168	$43,195

Diluted - Weighted average number of common shares outstanding	250,766	—	250,766

Diluted EPS and Adjusted Diluted EPS (1)	$(0.05)		$0.17

Adjustments to Net income (loss)
Amortization		$38,918
Stock-based compensation		14,248
Deferred acquisition consideration		10,254
Other items, net		11,210
		74,630
Adjustment to GAAP income tax expense(2)		(18,462)
		$56,168

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Represents the difference between the income tax benefit of $2.9 million at an effective tax rate of 17.3% on a GAAP basis and the income tax expense of $15.6 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 6
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended March 31, 2025

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(2,917)	$18,988	$16,071
Net income (loss) attributable to Class C shareholders	(6,637)	25,222	18,585
Net income (loss) attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$(9,554)	$44,210	$34,656

Diluted - Weighted average number of common shares outstanding	112,088	—	112,088
Weighted average number of shares of Class C Common Stock outstanding	151,649	—	151,649
Diluted - Weighted average number of shares outstanding	263,737	—	263,737

Diluted EPS and Adjusted Diluted EPS (1)	$(0.04)		$0.13

Adjustments to Net income (loss)
Amortization		$32,981
Stock-based compensation		11,543
Deferred acquisition consideration		6,657
Other items, net		3,802
		54,983
Adjustment to GAAP income tax expense(2)		(10,773)
		$44,210

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Represents the difference between the income tax expense of $1.7 million at an effective tax rate of (47.8)% on a GAAP basis and the income tax expense of $12.5 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 7
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$114,935	$104,537
Accounts receivable, net	727,583	735,752
Expenditures billable to clients	170,293	164,694
Other current assets	202,210	157,309
Total current assets	1,215,021	1,162,292
Fixed assets, net	71,069	73,081
Right-of-use assets - operating leases	202,796	213,576
Goodwill	1,596,242	1,595,238
Other intangible assets, net	822,840	834,248
Deferred tax assets	280,064	281,057
Other assets	55,005	55,055
Total assets	$4,243,037	$4,214,547
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$526,097	$548,320
Accrued media	207,082	239,490
Accruals and other liabilities	266,081	291,554
Advance billings	392,959	329,815
Current portion of lease liabilities - operating leases	54,331	55,386
Current portion of deferred acquisition consideration	22,303	15,446
Total current liabilities	1,468,853	1,480,011
Long-term debt	1,439,736	1,326,013
Long-term portion of deferred acquisition consideration	27,755	24,598
Long-term lease liabilities - operating leases	213,807	224,397
Deferred tax liabilities	52,813	54,726
Long-term tax receivable agreement liability	252,390	252,390
Other liabilities	40,858	51,077
Total liabilities	3,496,212	3,413,212
Redeemable noncontrolling interests	24,317	24,968
Commitments, contingencies and guarantees
Shareholders' equity
Common shares - Class A	246	252
Paid-in capital	711,490	744,463
Retained earnings	20,082	32,930
Accumulated other comprehensive loss	(26,910)	(19,252)
Stagwell Inc. shareholders' equity	704,908	758,393
Noncontrolling interests	17,600	17,974
Total shareholders' equity	722,508	776,367
Total liabilities, RNCI, and shareholders’ equity	$4,243,037	$4,214,547

SCHEDULE 8
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(13,947)	$(5,325)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	14,248	11,543
Depreciation and amortization	44,331	42,006
Amortization of right-of-use lease assets and lease liability interest	16,102	17,118
Lease termination gain	—	(3,529)
Deferred income taxes	(635)	(747)
Adjustment to deferred acquisition consideration	10,254	6,657
Other, net	1,308	(2,060)
Changes in working capital:
Accounts receivable	(1,993)	(44,701)
Expenditures billable to clients	(5,925)	11,095
Other current assets	(62,850)	(32,778)
Accounts payable	(18,006)	(35,287)
Accrued expenses and other liabilities	(55,613)	(19,075)
Advance billings	63,071	15,628
Current portion of lease liabilities - operating leases	(16,831)	(20,558)
Net cash used in operating activities	(26,486)	(60,013)
Cash flows from investing activities:
Capitalized software	(22,402)	(11,966)
Capital expenditures	(10,665)	(5,774)
Acquisitions, net of cash acquired	355	(1,090)
Other	(325)	(1,529)
Net cash used in investing activities	(33,037)	(20,359)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(469,000)	(432,000)
Proceeds from borrowings under revolving credit facility	582,000	543,000
Shares repurchased and cancelled	(40,728)	(11,068)
Distributions to noncontrolling interests	(366)	(581)
Payment of deferred consideration	—	(16,103)
Tax Receivables Agreement payment	(2,554)	—
Net cash provided by financing activities	69,352	83,248
Effect of exchange rate changes on cash and cash equivalents	569	3,438
Net increase in cash and cash equivalents	10,398	6,314
Cash and cash equivalents at beginning of period	104,537	131,339
Cash and cash equivalents at end of period	$114,935	$137,653